UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-50209	04-3372948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2010, the Board of Directors (the “Board”) of Boston Properties, Inc. (the “Company”), the sole general partner of Boston Properties Limited Partnership (the “Partnership”), appointed Dr. Jacob A. Frenkel as a Class I Director of the Company to serve until the Company’s 2010 annual meeting of stockholders. In connection with the appointment of Dr. Frenkel, the Board increased the number of directors from ten (10) to eleven (11), with the number of Class I directors increased from three (3) to four (4).

Dr. Frenkel has worked for more than 40 years in the financial industry, government and academia, during which time he gained significant knowledge of global macroeconomics and experience advising large financial institutions. Dr. Frenkel has been the Chairman of JPMorgan Chase International and a member of the executive committee of JPMorgan Chase & Co. since December 2009. Since November 2009, Dr. Frenkel has served as a director of Loews Corporation, one of the largest diversified holding companies in the United States. Dr. Frenkel is Chairman and Chief Executive Officer of the Group of Thirty (G-30), a private, nonprofit, consultative group on international economic and monetary affairs. He has been a member of this group since 1988. He previously served as Vice Chairman of American International Group, Inc. from 2004 to 2009. He was with Merrill Lynch International between 2000 and 2004 and served as Chairman of Merrill Lynch International. Prior to that, he served for two terms as Governor of the Bank of Israel from 1991 to 2000. Dr. Frenkel was also Chairman of the Board of Governors of the Inter-American Development Bank, Vice Chairman of the Board of Governors of the European Bank for Reconstruction and Development and Economic Counselor and Director of Research at the International Monetary Fund. Dr. Frenkel also held numerous academic positions. Between 1971 and 1987, he was at the University of Chicago where he served as the David Rockefeller Professor of International Economics. He received a BA in Economics and Political Science from Hebrew University in Israel and an MA and Ph.D. in Economics from the University of Chicago. He is 67 years old.

Pursuant to the Board’s current policy regarding director compensation, the Company will grant Dr. Frenkel a number of shares of restricted stock of the Company (or, if elected by Dr. Frenkel, LTIP units of the Partnership) valued at $35,000 on March 3, 2010, the fifth business day after his initial appointment to the Board. The actual number of shares of restricted stock or LTIP units to be granted will be determined by dividing (1) $35,000 by (2) the closing market price of the Company’s common stock on the New York Stock Exchange on the grant date. The shares or LTIP units will vest in equal annual installments on the first and second anniversaries of the grant date.

Additionally, in connection with Dr. Frenkel’s appointment to the Board, the Company, the Partnership and Dr. Frenkel entered into an indemnification agreement in substantially the same form as the Company and the Partnership have entered into with each of the Company’s existing directors. The indemnification agreement requires, among other matters, that the Company and the Partnership indemnify Dr. Frenkel to the fullest extent permitted by law for all expenses and liabilities arising out of any proceeding involving Dr. Frenkel by reason of his service as a member of the Board and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

	By:	Boston Properties, Inc., its General Partner

Date: February 25, 2010	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer & Treasurer